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                                                                  EXHIBIT 99.2

                             CORTELCO SYSTEMS, INC.
                             ----------------------
                           1997 EQUITY INCENTIVE PLAN
                           --------------------------


     1.   PURPOSE
          -------
     (a) The purpose of the 1997 Equity Incentive Plan (the "Plan") is to provide a means by which employees and directors (if declared eligible under paragraph 4) of and consultants to Cortelco Systems, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company. It is intended that this purpose will be effected through the granting of (a) incentive stock options, (b) nonstatutory stock options, (c) stock bonuses, and (d) purchases of restricted stock.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that rights granted under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph

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2(c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options") or (ii) stock bonuses or purchases of restricted stock granted pursuant to paragraph 6 hereof.

     2.   ADMINISTRATION
          --------------
     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Supplemental Stock Option, a stock bonus, a purchase of restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any

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Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii)     To amend the Plan as provided in paragraph 11.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) members (the "Committee"). If the Committee grants Stock Awards to persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of the members of the Committee shall be disterested persons, if required and as defined by the provisions of subparagraph 2(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     (d) The term "disinterested person," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c); (i) who is not at the time he or she exercises discretion in administering the Plan eligible and has not at any time within one (1) year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates (as defined in the Exchange
Act) entitling the participants therein to acquire stock or stock options of the Company or any of its affiliates (as defined in the

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Exchange Act); or (ii) who is otherwise considered to be a "disinterested person" in accordance with the rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (e) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

     3.   SHARES SUBJECT TO THE PLAN
          --------------------------

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate four hundred fifty thousand (450,000) shares of the Company's common stock. If any option or right granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not issued under such option or right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   ELIGIBILITY
          -----------
     (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to directors, officers or employees of or consultants to the Company or its Affiliates.

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     (b)  A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to a director; (i) a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in subparagraph 2(d); (ii) the Committee consists solely of "disinterested persons" as defined in subparagraph 2(d); or
(iii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. Notwithstanding the foregoing, the restrictions set forth in this subparagraph 4(b) shall not apply if the Board or Committee expressly declares that such restrictions shall not apply.

     (c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

     5.   TERMS OF STOCK OPTIONS
          ----------------------

     Each stock option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as

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issued pursuant to this paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option shall not be treated as an incentive stock option. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

     (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of any nonstatutory stock option shall be as determined by the Board or the Committee, as applicable.

     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.
     (d) Unless otherwise expressly stated in the option, an option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

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     (e)  The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option.
The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

     (f) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a director of or consultant to the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a director or consultant; or (ii) the optionee dies while in the employ of or while serving as a director of or consultant to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option passes by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than

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three (3) months after termination of the optionee's employment or relationship as a director or consultant, or (b) that it may be exercised more than three (3) months after termination of the relationship with the Company or an Affiliate. This subparagraph 5(f) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

     (g) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a director or consultant to the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.


     6.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK
          --------------------------------------------------------

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

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     (a)  The purchase price under each stock purchase agreement shall be not less than eighty-five percent (85%) of the fair market value of the stock on the date the stock purchase agreement is authorized by the Board or the Committee. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.


     (b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

     (c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either (i) in cash at the time of purchase, or (ii) at the discretion of the Board or a Committee to which administration of the Plan has been delegated, (A) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the stock is sold, or
(B) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

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     (e) In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

      7.   COVENANTS OF THE COMPANY
           ------------------------

     (a) During the terms of any Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon grant or exercise of Stock Awards under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), either the Plan, any Stock Award granted under the Plan or any stock issued or issuable pursuant to any such Stock Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

     8.   USE OF PROCEEDS FROM STOCK
          --------------------------

     Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.



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     9.   MISCELLANEOUS
          -------------

     (a) The Board or the Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which all option or stock acquired pursuant to a Stock Award will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which stock acquired pursuant thereto will vest.

     (b) Neither a recipient of a Stock Award nor any person to whom a Stock Award is transferred under subparagraphs 5(d) and 6(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and is thereby entitled to receive shares of stock.

     (c) Throughout the term of any Stock Award granted pursuant to the Plan, the Company shall make available to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

     (d) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any recipient any right to continue in the employ of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee or recipient with or without cause. In the event that a Stock Award recipient is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral

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right to (i) determine whether such leave of absence will be treated as a termination of employment for purposes of his or her Stock Award, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Stock Award would otherwise vest.

     (e) To the extent provided by the terms of any Stock Award, the recipient may satisfy any federal, state or local tax withholding obligation relating to the exercise or receipt of such Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of receipt of the Stock Award cash or a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

     (f) In connection with each Stock Award made pursuant to the Plan, the Company may require as a condition precedent to its obligation to issue or transfer shares to an eligible participant, or to evidence the removal of any restrictions on transfers or lapse of any repurchase right, that such participant make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

     (g) The Company may, as a condition of transferring any stock pursuant to the Plan, require any person who is to acquire such stock (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is

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knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the stock; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if
(i) the issuance of the shares has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     (h) Where any shares of company stock ("Stock") are to be valued for any purpose under any provision of the Plan, such value shall consist of the "fair market value" of such Stock. For these purposes:

          (i) If the Stock is listed on a national securities and sales prices are regularly reported for the Stock, fair market value shall mean the average of the closing or last prices of the Stock on the composite tape or other comparable reporting system for the 10 consecutive trading days immediately preceding the valuation date;

          (ii) If the Stock is traded on the over-the-counter market, and bid and asked prices for the Stock are regularly reported, fair market value shall mean the average of the mean between the bid and the asked price for the Stock at the close of trading in the over-the-counter market for the 10 days on which Stock was traded immediately preceding such applicable date; and

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          (iii)   If the Stock is neither listed on a national securities
exchange nor traded on the over-the-counter market, fair market value shall mean such value as the company's board of directors, in good faith, determine based upon those principles enumerated in Revenue Ruling 59-60, or alternatively, using a current valuation appraisal of the company's Stock by an independent appraiser.

     (i) Notwithstanding any other provision of the Plan, the company shall have a right of first refusal as to the sale, assignment, transfer, gift or other disposition any share of company stock ("Stock") acquired under any provision of the Plan, both with respect to the original holder of such Stock and as to any subsequent holder. Such right of first refusal shall operate as follows:

     No person acquiring Stock shall sell, assign, transfer, give or otherwise dispose of any of the shares of such Stock and no shares shall be transferred on the company's books without the written consent of the company, or compliance with the provisions of the following paragraph.

     Before making any sale, assignment, transfer, gift or other disposition of any of the shares of Stock without the written consent of the Company, the holder ("Holder") of shares of Stock shall give the company a written notice setting forth all of the details of such intended disposition. At any time within 90 days of receipt of such notice, the company shall have an option to purchase, at the fair market value of the shares as determined under Section 9(h) of the Plan, the shares intended to be disposed of by the Holder. Such right of first refusal may be exercised either in whole or in part by the company within such 90-day period by giving written notice to the Holder. If such right of first refusal is not exercised with respect to all of the shares of Stock subject to such right, the Holder may sell, assign, transfer, give or otherwise dispose of that portion of such shares which was not purchased pursuant to such right, in the manner set

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forth in the written notice of sale to the company by the Holder, provided that such disposition occurs within 30 days after the expiration of such 90-day right of first refusal period. Any such shares of Stock sold, assigned, transferred, given or otherwise disposed of shall again become subject to the right of first refusal provisions described in this Section 9(i) of the Plan.

     (j) With respect to any shares of company stock awarded or issued pursuant to the terms and conditions of the Plan (or later sold, assigned, transferred, given or otherwise disposed of by the original holder of such shares), the following legend shall be placed upon any such certificate of stock:

     "The shares represented by this certificate are subject to certain right of first refusal and repurchase provisions contained in the Cortelco Systems, Inc. 1997 Equity Incentive Plan ("Plan"). These provisions restrict the free transferability of the shares represented by this certificate. If a written request is made to the company, the holder of this certificate will be provided with a copy of such Plan."

     10.  ADJUSTMENTS UPON CHANGES IN STOCK
          ---------------------------------

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

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     (b)  In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation, or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar rights for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as employees or as consultants or directors for the Company, as the case may be, the time during which such Stock Awards shall vest shall be accelerated and the Stock Awards terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan shall terminate if not exercised prior to such event.

     11.  AMENDMENT OF THE PLAN
          ---------------------
     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for issuance under the Plan.

     (b) With a view to making available the benefits provided by Section 422 of the Code and/or Rule 16b-3 promulgated under the Exchange Act, if deemed desirable by the Board, the

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Board in its discretion shall determine at the time of each amendment of the
Plan whether or not to submit such amendment to the shareholders of the Company for approval.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     12.  TERMINATION OR SUSPENSION OF THE PLAN
          -------------------------------------

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards .may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

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     13.       EFFECTIVE DATE OF PLAN
               ----------------------

     The Plan shall become effective as determined by the Board, but no Stock Award granted under the Plan shall be exercised and no stock shall otherwise be issued under the Plan unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued.

     IN WITNESS WHEREOF, the authorized officer of the Company has executed this Plan on this 21st day of August, 1998, to be effective on the 7th day of April,

1998.

                              CORTELCO SYSTEMS. INC.

                              BY:--------------------------

                              TITLE: President & CEO
                                    ----------------



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